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                                                                   EXHIBIT 10.34



                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement ("Amendment"), dated as of September 6, 2000, is entered into by and between CKE RESTAURANTS, INC., a Delaware corporation (the "Company") and C. THOMAS THOMPSON (the "Employee").

                                   WITNESSETH:

        WHEREAS, the parties hereto made and entered into a written Employment Agreement effective as of April 9, 1999 (the "Agreement");

        WHEREAS, the parties hereto desire, and it is in the best interest of each party, to amend the Agreement;

        NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

        1. Paragraph 1, Employment and Duties, is amended to change Employee's title to Assistant to the Chief Executive Officer. Employee is not required to devote full time to the business affairs of the Company.

        2. Paragraph 2, Term, is amended to reduce the Employment Term. Employee's employment with the Company shall terminate on January 31, 2001.

        3.     Paragraph 3, Salary, is amended as follows:

               "Commencing September 6, 2000, and subject to the other provisions of this Amendment, the Company shall pay the Employee a minimum base annual salary of $250,000."

        4. Except as specifically set forth above, the Agreement and the terms and conditions thereof, will remain in full force and effect. From and after the date of execution of this Amendment, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.


CKE RESTAURANTS, INC.                        EMPLOYEE


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By:                                          C. Thomas Thompson
Its: